UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2012

Commission File Number 000-27261

CH2M HILL Companies, Ltd.

(Exact name of Registrant as specified in its charter)

Delaware	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2012, the Board of Directors of CH2M HILL Companies, Ltd. (“CH2M HILL”) elected Charles “Chad” O. Holliday, Jr. as its Lead Director.

Mr. Holliday has served on CH2M HILL’s Board of Directors since 2009.  Mr. Holliday was a member of the Board of Directors for E. I. du Pont de Nemours and Company (“DuPont”) from 1997 through 2009 and served as its Chairman from 1999 through 2009.  He is the Chairman of the Board of Directors of Bank of America and also a member of the Board of Directors for Deere & Company and Royal Dutch Shell plc. Between February 1998 and January 2009, Mr. Holliday served as Chief Executive Officer of DuPont. He is a member of the National Academy of Engineering, is the former Chair of the U.S. Council on Competitiveness, and is a founding member of the International Business Council. Mr. Holliday formerly served as the Chairman of the World Business Council for Sustainable Development and the Business Roundtable’s Task Force for Environment, Technology and Economy. He is the Chair Emeritus of the Board of Directors of Catalyst. Mr. Holliday is the author of “Walking the Talk,” a book that makes the business case for sustainable development and corporate responsibility.

Mr. Holliday replaces Jerry D. Geist as CH2M HILL’s Lead Director.  Mr. Geist has been a member of CH2M HILL’s Board of Directors since 1989 and has served as the Board’s Lead Director since 2004.  Mr. Geist will continue to serve as a member of CH2M HILL’s Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: January 4, 2012	By:	/s/ Margaret B. McLean
Margaret B. McLean
Its: Senior Vice President and Chief Legal Officer